UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 16, 2011

VU1 CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-21864	84-6672714
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

469 Seventh Avenue, Suite 356 New York, New York	10018 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (888) 985-8881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Current Report on Form 8-K

Vu1 Corporation

June 16, 2011

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Convertible Debenture and Warrant Private Placement

On June 22, 2011, pursuant to a Securities Purchase Agreement, dated as of June 16, 2011, with several institutional investors, we completed a private placement of our original issue discount convertible debentures (referred to as the convertible debentures), receiving gross proceeds of $3,500,000.  Each convertible debenture was issued at a price equal to 85% of its principal amount.  The convertible debentures mature two years after the date of their issuance and do not bear regularly scheduled interest.  Investors may convert their convertible debentures into shares of our common stock at any time and from time to time on or before the maturity date, at a conversion price of $0.55 per share.

The convertible debentures will mandatorily convert at our option into shares of our common stock at the conversion price, if the closing bid price for the common stock exceeds $1.50 per share for a period of 10 consecutive trading days, provided that such underlying shares have been fully registered for resale with the U.S. Securities and Exchange Commission (SEC).

The convertible debentures are unsecured, general obligations of our company, and rank pari passu with our other unsecured and unsubordinated liabilities.  The convertible debentures are not redeemable or subject to voluntary prepayment by us prior to maturity.  The convertible debentures are identical for all of the investors except for principal amount.

The investors agreed not to convert their convertible debentures or exercise their warrants, and we will not be permitted to require a mandatory conversion, to the extent such conversion, exercise or issuance would result in beneficial ownership of more than 4.99% of our outstanding shares at such time.

Events of default under the convertible debentures include:

•	failure to pay principal or any liquidated damages on any convertible debenture when due;

•	failure to perform other covenants under the Debenture that is not cured five trading days after notice by holders;

•	default under the other financing documents, subject to any grace or cure period provided in the applicable agreement, document or instrument;

•	certain events of bankruptcy or insolvency of our company or any significant subsidiary;

•	any default by our company or any subsidiary under any instrument in excess of $150,000 that results in such obligation becoming due and payable prior to maturity;

•	we become party to a change of control transaction, or dispose of greater than 50% of our assets; and

•	failure to deliver common stock certificates to a holder prior to the tenth trading day after a convertible debenture conversion date.
Upon an event of default, the outstanding principal amount of the convertible debentures, plus a default premium, shall become immediately due and payable to the holders of the convertible debentures.

The convertible debentures contain various covenants that limit our ability to:

•	incur additional indebtedness, other than permitted indebtedness as defined in the convertible debenture;

•	incur specified liens, other than permitted liens as defined in the convertible debenture;

•	amend our certificate of incorporation or by-laws in a material adverse manner to the holders; and

•	repay or repurchase more than a de minimus number of shares of our common stock.

As part of the financing, we also agreed not to undertake a reverse or forward stock split or reclassification of our common stock until the one-year anniversary of the closing date, except with the consent of a majority in interest of the holders or in connection with an up-listing of our common stock onto a trading market other than the OTC Bulletin Board.

We also issued to the investors five-year common stock purchase warrants to purchase up to 3,743,409 shares of our common stock at an exercise price of $0.65 per share.  The warrants may be exercised on a cashless basis at any time after the earlier of (i) one year after the date of their issuance or (ii) the completion of the applicable holding period required by Rule 144 in the event the underlying shares have not been fully registered for resale with the SEC.  The warrants are not callable.  Neither the warrants nor the convertible debentures contain a provision for anti-dilution adjustments in the event of a subsequent equity financing at a  price less than the respective warrant exercise price or convertible debenture conversion price.

We intend to use the net proceeds of the private placement for our working capital and capital expenditure requirements.

The financing transaction was completed through a private placement to unaffiliated institutional accredited investors and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Pursuant to a Registration Rights Agreement, dated as of June 16, 2011, with the investors, we agreed to file a shelf registration statement covering the resale of the shares of common stock issuable upon the conversion of the convertible debentures and exercise of the warrants within 30 days after the closing, use our best efforts to cause the shelf registration statement to be declared effective within 90 days after the closing (or 120 days in the event of a “full review” by the SEC), and keep the shelf registration statement effective until the underlying shares have been sold or may be sold without volume or manner of sale restrictions pursuant to Rule 144 under the Securities Act of 1933.

Rodman & Renshaw LLC acted as the exclusive placement agent for the private placement.  At closing, we paid a cash placement fee of $245,000 and issued warrants to purchase 524,077 shares of our common stock (on identical terms as the warrants issued to the investors) to Rodman & Renshaw for acting in this capacity.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summary of each of the Securities Purchase Agreement, convertible debentures, common stock purchase warrants and Registration Rights Agreement is qualified in its entirety to reference to the full text of each such document, a copy of each of which is attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and each of which is incorporated herein in its entirety by reference.  We announced the private placement in a press release issued on June 17, 2011, a copy of which is attached as Exhibit 99.1 hereto and is incorporated in its entirety by reference.

Sendio sro Facility Lease Amendment and Purchase Agreement Amendment

On June 22, 2011 Sendio s.r.o. (“Sendio”), our wholly-owned subsidiary, amended the lease agreement (the “New Lease Agreement”), dated December 2, 2009 for its existing office and manufacturing facilities located in the city of Olomouc in the Czech Republic.  The amendment extended the termination date of the lease from June 30, 2011 to June 30, 2013.  There were no changes in the rent to be paid for the facilities. The annual rent remains CZK 13,365,000, plus applicable VAT taxes (CZK 1,113,750 per month), less amounts paid by existing tenants in the building.  The present rent is CZK 719,556, plus applicable VAT taxes per month after offset of the amounts paid by existing tenants, and will increase if the existing tenants vacate the premises by the amount paid by the vacating tenant. It is presently anticipated that the rent will increase on September 1, 2011 by CZK 357,633 to CZK 1,074,189 due to an existing tenant vacating the premises. Sendio is responsible for utilities, maintenance and certain other costs as defined in the New Lease Agreement.

In addition, on June 22, 2011 Sendio amended and replaced the purchase agreement, effective December 9, 2008 and amended March 3, 2009 and December 2, 2009 (the “Purchase Agreement”) for the same facilities with Milan Gottwald (“Mr. Gottwald”), the owner. Under the Purchase Agreement, Sendio has made installment payments totaling CZK 22,021,850 into an escrow account to be applied against the total purchase price of CZK 179,000,000.

The remaining purchase price of CZK 156,978,150 is to be paid as follows:

•	Payment of CZK 654,834 to the escrow account by June 17, 2011 related to the purchase of the building.

•
Payments totaling CZK 3,332,316 payable in 24 monthly installments beginning July 1, 2011 of CZK 138,846.50 through June 30, 2013 into the escrow account.  .  If any required installment is not made timely as defined in the agreement, Mr. Gottwald is entitled to claim a contractual fine of 60% per year on the past-due amount.

•
Payment of the remaining purchase price of CZK 153,000,000 into the escrow account on or prior to June 30, 2013. .  If any required installment is not made timely as defined in the agreement, Mr. Gottwald is entitled to claim a contractual fine of 36% per year on the past-due amount.

The Purchase Agreement also specifies that Mr. Gottwald has the right to withdraw from the Purchase Agreement and impose contractual fines in the aggregate amount of up to CZK 26,000,000 in the event that Sendio does not make any installment payment timely.  Mr. Gottwald has the right to collect these from amounts deposited in escrow.

We had previously guaranteed payment by Sendio of up to a maximum of CZK 13,500,000 under the purchase agreement. This guarantee has been fully satisfied.

Also in conjunction with the Purchase Agreement, we agreed to privately issue 300,000 shares of our common stock to Mr. Gottwald.

This summary of terms of the Lease Agreement and the Purchase Agreement is qualified in its entirety to Exhibits 10.5 and 10.6 attached to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the heading “Closing of Convertible Debenture and Warrant Private Placement” of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 under the heading “Closing of Convertible Debenture and Warrant Private Placement” of this current report on Form 8-K is incorporated herein by reference in its entirety.

In conjunction with the Purchase Agreement Amendment of the Sendio facility as described in Item 1.01 under the heading “Sendio sro Facility Lease Amendment and Purchase Agreement Amendment” of this current report on Form 8-K, we agreed to privately issue 300,000 shares of our common stock to Mr. Gottwald.

Item 8.01	Other Events.

As a result of the private placement of our convertible debentures (as described in Item 1.01 under the heading “Closing of Convertible Debenture and Warrant Private Placement” of this current report), the exercise price of our warrants issued on February 9, 2011 has been reduced from their original exercise price of $0.60 per share to equal the lower $0.55 conversion price per share of the convertible debentures sold in the private placement.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated as of June 16, 2011, between Vu1 Corporation and each purchaser identified on the signature pages thereto (the Purchasers).

10.2	Form of Original Issue Discount Convertible Debenture issued June 22, 2011, by Vu1 Corporation to each of the Purchasers.

10.3	Form of Common Stock Purchase Warrant issued June 22, 2011, by Vu1 Corporation to each of the Purchasers.

10.4	Registration Rights Agreement, dated as of June 16, 2011, between Vu1 Corporation and each of the Purchasers.

10.5	Amendment No. 1 to the Lease Contract, dated December 2, 2009 between Sendio s.r.o. and Milan Gottwald.

10.6	Amendment No. 3 to the Purchase Agreement, dated November 25, 2008 between Sendio s.r.o. and Milan Gottwald.

99.1	Press Release issued June 17, 2011 by Vu1 Corporation reporting the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VU1 CORPORATION

Date: June 22, 2011	By:	/s/ Matthew DeVries
Matthew DeVries
Chief Financial Officer